As filed with the Securities and Exchange Commission on September  18, 1997
                                                  Registration No. 33-55860



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 -------------
                        Post-Effective Amendment No. 5
                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 -------------
                           STRUCTURED PRODUCTS CORP.
            (Exact name of Registrant as specified in its charter)

              Delaware                                  13-3692801
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)              Identification No.)

                              Seven World Trade Center
                              New York, New York 10048
                                   (212) 783-7000

      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           Zachary Snow, Esq., Secretary
                              Structured Products Corp.
                              Seven World Trade Center
                              New York, New York  10048
                                   (212) 783-7000

         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                  COPY TO:
                            Steven T. Kolyer, Esq.
                                Rogers & Wells
                                200 Park Avenue
                           New York, New York  10166

                                ----------------

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
      If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. <square>
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <checked-box>
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>
      If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. <square>

                              --------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  SIGNATURES


            Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-3 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of September, 1997.


                                    STRUCTURED PRODUCTS CORP.,

                                    By: /s/ Timothy Beaulac
                                   					___________________
                                          Timothy Beaulac
                                    Title: Vice President

                                 EXHIBIT INDEX





Exhibit                                                       Sequentially
Number                  Exhibit Description                  Numbered Page
-------                 -------------------                  -------------

25.1 Statement of Eligibility and Qualification of Trustee with respect to TIERS Asset-Backed Securities, Series
            CHAMT Trust 1997-7

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  ---------
                                   FORM T-1

                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(b) (2) ______

                                  ---------

                 FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)


            United States                          13-3781471
      (Jurisdiction of incorporation            (I.R.S. Employer
      or organization if not a U.S.             Identification No.)
      national bank)


                     100 Wall Street, New York, NY  10005
             (Address of principal executive offices)  (Zip Code)

                                  ---------


                           For information, contact:
                        Dennis J. Calabrese, President
                 First Trust of New York, National Association
                          100 Wall Street, 16th Floor
                              New York, NY  10005
                           Telephone: (212) 361-2506

                                  ---------


           TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7
              (Exact name of obligor as specified in its charter)


            Delaware                                Applied For
      (State or other jurisdiction of            (I.R.S. Employer
      incorporation or organization)             Identification No.)

      Delaware Trust Capital Management, Inc.
      c/o Corestates Bank
      FC5-4-2-6
      3 Beaver Valley Road
      Wilmington, DE                              19803

      (Address of principal executives offices)  (Zip Code)

                             ---------

           TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7
                          Fixed Rate Notes, Class A
                      (Title of the indenture securities)

Item 1.   GENERAL INFORMATION.

Furnish the following information as to the trustee --

      (a) Name and address of each examining or supervising authority to which it is subject.

            Name                                Address
            ----                                -------

Comptroller of the Currency         Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.   AFFILIATIONS WITH THE OBLIGORS.

      If any obligor is an affiliate of the trustee, describe each such affiliation.

            None.

Item 16.  LIST OF EXHIBITS.

      Exhibit 1. Articles of Association of First Trust of New York, National Association, incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 33-83774.

      Exhibit 2. Certificate of Authority to Commence Business for First Trust of New York, National Association, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No. 33-83774.

      Exhibit 3. Authorization of First Trust of New York, National Association, to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Registration No. 33-83774.

      Exhibit 4. By-Laws of First Trust of New York, National Association, incorporated herein by reference to Exhibit 4 of Form T-1, Registration No. 33-83774.

      Exhibit 5.  Not applicable.

      Exhibit 6. Consent of First Trust of New York, National Association, required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 of Form T-1, REgistration No. 33-83774.

      Exhibit 7. Report of Condition of First Trust of New York, National Association, as of the close of business on June 30, 1997, published pursuant to law or the requirements of its supervising or examining authority.

      Exhibit 8.  Not applicable.

      Exhibit 9.  Not applicable.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Trust of New York, National Association, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf of the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 15th day of September 1997.


                                    FIRST TRUST OF NEW YORK,
                                      NATIONAL ASSOCIATION

                                    By: /S/Marlene Fahey
                                       -----------------
                                          Marlene Fahey
                                          Vice President

                                                                     EXHIBIT 7

                 FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
                         STATE OF FINANCIAL CONDITION
                                 AS OF 6/30/97


                                   ($000's)

                                                 6/30/97
ASSETS
      Cash and Due From Depository Institutions $ 35,121
      Federal Reserve Stock                        3,490
      Fixed Assets                                   802
      Intangible Assets                           77,269
      Other Assets                                 5,921
                                                 -------
            TOTAL ASSETS                         122,603
                                                 =======


LIABILITIES
      Other Liabilities                            7,037
                                                 -------
            TOTAL LIABILITIES                        703


EQUITY
      Common and Preferred Stock                   1,000
      Surplus                                    120,932
      Undivided Profits                           (6,367)
            TOTAL EQUITY CAPITAL                 115,565
                                                 -------

TOTAL LIABILITIES AND EQUITY CAPITAL            $122,603

===========================

To the best of  the  undersigned's  determination,  as  of  this date the above financial information is true and correct.



First Trust of New York, National Association

By:/S/ Carmela Ehret
   -------------------------
   Vice President

Date:  August 15, 1997

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